As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-56826

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARBITRON INC.

(Exact name of registrant as specified in its charter)

Delaware	52-0278528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9705 Patuxent Woods Drive Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

ARBITRON 401(k) PLAN

(Full title of the plans)

Timothy T. Smith

Executive Vice President, Business Development & Strategy

Chief Legal Officer and Secretary

Arbitron Inc.

9705 Patuxent Woods Drive

Columbia, Maryland 21046

(410) 312-8000

(Name, address and telephone number,

including area code, of agent for service)

POST-EFFECTIVE AMENDMENT NO. 1

TERMINATION OF REGISTRATION STATEMENT AND

DEREGISTRATION OF SECURITIES

Prior to March 30, 2001, Ceridian Corporation was a publicly traded company whose principal lines of business were the human resource service businesses, the Comdata business, which provided transaction processing and regulatory compliance services for the transportation industry, and the radio audience measurement business. On March 30, 2001, Arbitron Inc.’s (“Arbitron”) predecessor, Ceridian Corporation, completed a spin-off of its lines of business other than its radio audience measurement business to a newly formed company named “New Ceridian” and changed its name from Ceridian Corporation to Arbitron Inc.

The purpose of this Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-56826 for the Arbitron 401(k) Plan (the “Plan”), is to deregister shares registered for issuance pursuant to the Plan. The 401(k) Plan was originally adopted by Arbitron’s predecessor, Ceridian Corporation and its stockholders. Because one of the investment funds available under the Plan invested in shares of Ceridian Corporation’s common stock, Ceridian Corporation filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2001 the Form S-8 registering 1,000,000 shares of its common stock for issuance pursuant to the Plan. Arbitron common stock is no longer offered as a plan investment option under the Arbitron 401(k) Plan and as a result, Arbitron hereby removes from registration any and all shares of common stock that were previously registered under Registration Statement No. 333-56826 and that remain unsold as of the date hereof, and hereby files this Post-Effective Amendment No. 1 to effect such removal and to terminate Registration Statement No. 333-56826.

As there are no securities being registered in this amendment, and the sole purpose of the amendment is to deregister securities, the disclosure requirements under the Securities Act of 1933 and the requirement for exhibits under Regulation S-K are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 22nd day of December, 2011.

ARBITRON INC.

By:	/s/ WILLIAM T. KERR
William T. Kerr
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM T. KERR William T. Kerr	President, Chief Executive Officer and Director (principal executive officer)	December 22, 2011

/s/ RICHARD J. SURRATT Richard J. Surratt	Executive Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	December 22, 2011

* Shellye L. Archambeau	Director	December 22, 2011

* David W. Devonshire	Director	December 22, 2011

* John A. Dimling	Director	December 22, 2011

* Erica Farber	Director	December 22, 2011

* Ronald G. Garriques	Director	December 22, 2011

* Philip Guarascio	Director	December 22, 2011

* Larry E. Kittelberger	Director	December 22, 2011

* Luis G. Nogales	Director	December 22, 2011

* Richard A. Post	Director	December 22, 2011

* By:	/s/ TIMOTHY T. SMITH
Timothy T. Smith
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney